Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-240750

The information in this prospectus is not complete and may be amended. The registrant may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

BYMAX CORP.

4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 4,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Bymax Corp., a Nevada corporation (“we”, “us”, “our”, “Bymax”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers will be solely responsible for the selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Bymax Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 10 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February 22, 2020.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BYMAX” REFERS TO BYMAX CORP.

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS, AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR COMPANY

Bymax Corp. was incorporated in Nevada on November 13, 2019. We are startup company and intend to commence operations in the consulting services for marketplaces and online stores. We are business consultants based in China and deliver our services worldwide.

We are a startup company that realized $3,700 in revenue to date, and our accumulated deficit as of October 31, 2020 is $1,624. To date we have raised an aggregate of $4,000 through a private placement of our common stock to our president, Longjiang Li, and our secretary, Andre Kraft. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at North District Sunshine Home Unit 2, Floor 6, Ste. #201, Manzhouli City, Inner Mongolia, China 021400. Our phone number is (646) 970-7560.

We plan to raise the additional funding for our twelve-month business plan by selling the 4,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell

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any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our president and completing our business plan. We received our initial funding of $4,000 through the sale of common stock to our president and secretary. Longjiang Li, our chief executive officer and president, purchased an aggregate of 3,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $3,000. Andre Kraft, our secretary, purchased an aggregate of 1,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $1,000. Our financial statements for the six months ended October 31, 2020, report $3,700 in revenue and a net loss of $768.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 10 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our president will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The

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information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

The Issuer:	Bymax Corp.
Securities Offered:	4,000,000 shares of our common stock, par value $0.001 per share.
Price Per Share:	$0.03
Duration of the Offering:	The 4,000,000 shares of common stock are being offered for a period of 9 months.
Net proceeds to us:

$120,000, assuming the maximum number of shares sold.  Such $120,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 20.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000
Shares outstanding after offering:	8,000,000
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from November 13, 2019 (Inception) to October 31, 2020:

Financial Summary	October 31, 2020 ($) (Unaudited)	April 30, 2020 ($) (Audited)
Cash	7,739	4,039
Total Assets	7,739	4,039
Total Liabilities	5,363	895
Total Stockholder’s Equity	2,376	3,144

Statement of Operations	Six months ended October 31, 2020 ($)
Total Expenses	4,468
Net Loss for the Period	(768)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A NUMBER OF VERY SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING KNOWN MATERIAL RISKS AND UNCERTAINTIES IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS IN EVALUATING OUR COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF OUR COMPANY’S COMMON STOCK. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

RISKS RELATING TO OUR COMPANY

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO IMPLEMENT OUR BUSINESS PLAN AND EXPAND OUR BUSINESS; THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to commence our operations in consulting services. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of Ocotber

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31, 2020, we had cash in the amount of $7,739 and liabilities of $5,363. As of this date, we have generated $3,700 in revenue and just recently started our operations. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Longjiang Li, our president, has verbally agreed to loan the Company funds to complete the registration process. Mr. Li’s verbal agreement to provide us loans for registration costs is non-binding and discretionary.

We require minimum funding of approximately $60,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Longjiang Li, our chief executive officer and president, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Li has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $60,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.

WE HAVE A LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on November 13, 2019 and to date, have been involved primarily in organizational activities, obtaining financing and developing our business plan. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a startup company which was formed to engage in the consulting services. As of October 31, 2020, we had an accumulated deficit of $1,624. Business consulting companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

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We have recently started our operations and have generated $3,700 in revenue. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell services in business consulting will gain wide acceptance in its target market or that we will be able to effectively promote our services. Additionally, we are a newly-formed, startup company with no prior experience in our industry. We are entirely dependent on the services of officers to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase services than a competitor’s because we have no prior experience in our industry.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the services that we plan to deliver. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide services demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of business consulting services that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products and services, such ours, are regularly introduced, only a relatively small number of business consulting companies counts for a significant portion of net revenue in our industry. Our services may not be a desired for purchase by consumers, or competitors may develop services that imitate or compete with ours or prospective offers and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our services. Services created by our competitors may take a larger share of our target market than we anticipate, which could cause our revenue streams to fall below our expectations. If our competitors develop more successful services or offer competitive products at lower price, our revenue, margins, and profitability will decline.

SINCE ALL OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR OFFICERS, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY, AND AS SUCH, OUR OFFICERS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.

Our officers own approximately 100% of our outstanding common stock. The interests of our officers may not be, at all times, the same as that of our other shareholders. Where those conflicts

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exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, officers will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS, WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the business consulting services; therefore, we need to attract enough customers to buy our services. We have identified no customers to date, and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling business consulting services wordwide, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE OUR OFFICERS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Li and Mr. Kraft, our president and secretary, accordingly, will only be devoting limited time to our operations. They will be devoting approximately 20 hours a week each to our operations. Because they will only be devoting limited time to our operations, our operations

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may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS AND ASSETS OUTSIDE THE UNITED STATES.

We conduct our operations in People's Republic of China (PRC) and our executive office is located in PRC. In addition, our executive officer resides within PRC. As a result, it may not be possible to affect service of process within the United States or elsewhere outside PRC upon our executive officer, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Our assets are currently located PRC as well. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of court judgments, it is uncertain with regard to whether courts of PRC would recognize or enforce judgments of U.S. courts against us or our president pursuant to civil liability provisions of the securities laws of the United States or any state in the United States; or exercise jurisdiction over actions brought against us or president pursuant to the securities laws of the United States or any state in the United States.

THE RISKS OF DOING BUSINESS IN CHINA

CHANGES IN PRC GOVERNMENT POLICIES COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH IN CHINA, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our business and operations are primarily conducted in China. Accordingly, our financial condition and results of operations have been, and are expected to continue to be, affected by the economic, political and social developments in relation to the internet, online marketing and production of goods in China. A slowdown of economic growth in China could reduce the activities of different manufactures, which in turn could materially and adversely affect our business, financial condition and results of operations.

THE CHINESE ECONOMY DIFFERS FROM THE ECONOMIES OF MOST DEVELOPED COUNTRIES IN MANY RESPECTS, INCLUDING A HIGHER LEVEL OF GOVERNMENT INVOLVEMENT, THE ONGOING DEVELOPMENT OF A MARKET-ORIENTED ECONOMY, A HIGHER LEVEL OF CONTROL OVER FOREIGN EXCHANGE, AND A LESS EFFICIENT ALLOCATION OF RESOURCES.

While the PRC economy has experienced significant growth since the late 1970s, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. These measures are intended to benefit the overall PRC economy, but may also have a negative effect on us. For example, our business, financial condition and results

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of operations could be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a centrally-planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s which emphasize the utilization of market forces for economic reform, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

THE PRC LEGAL SYSTEM CONTAINS UNCERTAINTIES, WHICH COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO YOU AND US.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. These PRC subsidiaries are subject to laws and regulations applicable to foreign-invested enterprises in China. In particular, they are subject to PRC laws, rules and regulations governing foreign companies’ ownership and operation of Internet information services as well as of the real estate sector. Such laws and regulations are subject to change, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to us and our investors. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of such laws, or the preemption of local regulations by PRC laws, rules and regulations.

Moreover, China has a civil law system based on written statutes, which, unlike common law systems, is a system in which decided judicial cases have little precedential value. Furthermore, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of litigation. In addition, enforcement of existing laws or contracts based on existing laws may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement within China. All such uncertainties could materially and adversely affect our business, financial condition and results of operations.

REGULATION AND CENSORSHIP OF INFORMATION DISSEMINATED OVER THE INTERNET IN CHINA MAY ADVERSELY AFFECT OUR BUSINESS.

The PRC government has adopted regulations governing internet access and the distribution of information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, impairs the national dignity of China, contains terrorism or extremism content, or is reactionary, obscene, superstitious, fraudulent or defamatory, or otherwise violates PRC laws and regulations. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and the closure of the concerned websites and applications. The website operator may also be held liable for such censored information displayed on or linked to the website.

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THERE IS A RISK ASSOCIATED WITH COVID-19.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

OUR OFFICERS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Our officers have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards

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would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

WE ARE SELLING OUR OFFERING OF 4,000,000 SHARES OF COMMON STOCK WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

Our offering of 4,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers, who will receive no commissions. Our officers will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

BECAUSE THERE IS NO MINIMUM PROCEEDS THE COMPANY CAN RECEIVE FROM ITS OFFERING OF 4,000,000 SHARES, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete marketing of its services unless a minimum of 50% of the shares being offered are sold.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation

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facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 75,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other

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corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000, we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual

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gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 20%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	20% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$24,000	$60,000	$90,000	$120,000
SEC reporting costs	$10,000	$10,000	$10,000	$10,000
Office	$2,000	$5,000	$6,000	$8,000
Website Development	$2,000	$5,000	$7,000	$8,000
Employees	$-	$15,000	$25,000	$35,000
Equipment and Software	$2,000	$5,000	$10,000	$18,000
Marketing campaign	$-	$12,000	$24,000	$33,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$24,000	$60,000	$90,000	$120,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

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Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF OFFERING PRICE

The offering price of the of the 4,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 4,000,000 shares is fixed at $0.03 per share. This price is significantly higher than the $0.001 price per share paid by our president, Mr. Li, who purchased 3,000,000 on January 30, 2020. And higher than the $0.001 price per share paid by our secretary, Mr. Kraft, who purchased 1,000,000 shares of common stock on March 19, 2020.

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of April 30, 2020, the net tangible book value of our shares of common stock was $2,376 or approximately $0.0006 per share based upon 4,000,000 shares outstanding.

Percent of Shares Sold from Maximum Offering Available	20%	50%	75%	100%
Offering price per share	0.03	0.03	0.03	0.03
Post offering net tangible book value	26,376	42,376	82,376	122,376
Post offering net tangible book value per share	0.0055	0.0071	0.0118	0.0153
Pre-offering net tangible book value per share	0.0006	0.0006	0.0006	0.0006
Increase (Decrease) in net tangible book value per share after offering	0.0049	0.0065	0.0112	0.0147
Dilution per share	0.0245	0.0229	0.0182	0.0147
% dilution	82%	76%	61%	49%
Capital contribution by purchasers of shares	24,000	60,000	90,000	120,000
Capital Contribution by existing stockholders	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	85.71%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	14.29%	6.25%	4.26%	3.23%
Gross offering proceeds	24,000	60,000	90,000	120,000
Anticipated net offering proceeds	14,000	50,000	80,000	110,000
Number of shares after offering held by public investors	800,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	4,800,000	6,000,000	7,000,000	8,000,000
Purchasers of shares percentage of ownership after offering	16.67%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	83.33%	66.67%	57.14%	50.00%

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DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of December 29, 2020, there were 4,000,000 shares of our common stock issued and outstanding that were held by two stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares of common stock were issued to our president (3,000,000 shares) and our secretary (1,000,000 shares), all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable

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restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 4,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Mr. Li and Mr. Kraft, our president and secretary, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Li and Mr. Kraft are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Li and Mr. Kraft will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Li and Mr. Kraft are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Li and Mr. Kraft will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Li and Mr. Kraft will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 9 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 9-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other

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information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

IN GENERAL

Our company intends to provide consulting services for marketplaces (for instance, such as Amazon), online shops or internet traders of various goods and produces manufactured in China. We plan to operate as authorized representatives of our clients interests throughout the entire territory of China.

Our business address is North District Sunshine Home Unit 2, Floor 6, Ste. #201, Manzhouli City, Inner Mongolia, China 021400. Our phone number is (646) 970-7560.

We expect we may fail to achieve profitability which may result in ceasing operations due to lack of funding.

We plan to look for goods and produces in China upon request from owners of marketplaces or online shops or of internet-based distributors of any kind.

We plan to assist with the following range services that may be expanded or narrowed depending the efficiency and funds:

1.

Search manufactures or business partners in China;

2.

Search for goods, produces or materials in China;

3.

Provide services of business interpreters and translators;

4.

Assisistantship in searching for the legal counsels and auditors in China;

5.

Develop logistic and delivery schemes from China;

6.

Provide market research and analysis in China;

7.

Arrange business tours around manufactures, production plants, factories and industrial companies;

8.

Act as representatives of our clients at industrial exhibitions in China;

9.

Consult on registration and conducting business policy in China;

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Our basic service is planned to function as follows:

1.

Receive a request to find a manufacturer of a certain kind of goods. The request states the specification of the goods being searched such as, type, modification, color, price, quantity and the address where the goods have to be shipped.

2.

Our company contacts industrial plants or factories to find the goods specified by our client and shares the information if any of those are able to produce or deliver the requested goods, if the price specified by our client legible or will change and other details of the deal.

3.

The information is transferred to our client who will choose the manufacturer for the deal.

4.

The deal is made between our client and the manufacturer. We provide the manufacturer with the specification of goods to be produced or shipped, shipping address, billing details. We provide our clients with informations out returning and refunding policy of the manufacturer.

5.

Once the deal is made and the manufacturer’s bill is paid by our clients, we receive royalty from our clients.

REVENUE

We plan to receive revenues by selling our services in flexible packages so the clients may adjust the balance between the price and number of services or choose from the number of services the ones that are required.

“Basic” package includes the following services:

1) following the clients request manufacturer or suppliers are searched;

2) inquires about the price of goods, payment and shipping conditions are made;

3) the listed information is submitted to the client.

“Upgrade” package includes the following services:

1) Following the clients request the information about the price of goods, the quantity, payment and shipping conditions is collected and submitted;

2) services of translators are provided in communication between the client and the suppliers they chose;

3) consulting about business policy in China is provided;

“Pro” package includes the following services:

1) the information about the price of goods, the quantity, payment and shipping conditions is gathered following the request of the client;

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2) services of translators for business communications between the client and their supplier are provided;

3) consulting about business policy in China is provided;

4) Legal services are provided, for instance, making agreements under Chinese law, legal services at customs in China, assistance in resolving disputes or lawsuits, if any.

5) Services representing our clients at industrial exhibitions are provided.

There may appear additional services if our company succeeds and expands.

As well as, we plan to receive royalty from the manufactures that wish to be advertised or promoted and whose services we can offer first. We also plan to issue our own catalogue of manufacturers where we can sell advertising places or offer a promotional service.

We see our website and social network pages as a source of income as well. We can sell advertising spaces there or promote manufacturers by placing their information about their goods and produces.

MARKETING AND SALES STRATEGY

To promote our business and services we plan to employ various marketing tools used in China market and the ones used in other countries. We intend to choose as our key marketing tools the following: direct sales, online marketing (internet services), exhibitions, workshops, presentations, publications in specialized printed or electronic (web) issues of catalogues, magazines and others. To attract the focus of our potential clients we plan to develop the catalogue of our own with China-based manufacturers listed by categories of their goods, industries.

As one of the steps to promote we intend to place advertising web banners or advertising bars on websites of manufacturers, international commercial web communities, websites of trading associations and groups, as well as on social a network, electronic trading platforms such as Amazon, Aliexpress, Taobao and similar.

We also plan to implement context advertising through electronic search engines and information platforms such as, Google, Yahoo, Bing, AOL and similar to attract users searching for “goods in China”, “manufacturers in China” and “business partners in China” or similar related to our company’s services. To reach the top lines of search queries linked to our business we are likely to implement the service of SEO (Search Engine Optimization).

To bolster the promotion with complete and updated information regarding our services and offers, we plan to set up social website pages, or channels communities on prominent web platforms (Facebook, Instagram, Twitter, Telegram) conjointly with the launch of our website.

COMPETITION

Our services are aimed at individuals and business or legal bodies willing to make contacts with manufacturers in China, searching for the best price and quality offers offered, or to make contracts for either producing or shipping of goods or both. We plan to aim at small or medium

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sized business entities that intend to purchase goods by wholesale in order to sale in other countries.

We expect several types of customers we look forward to working with:

- Business entities engaged in purchasing and selling or re-selling goods or raw materials manufactured in China;

- Online retailers or shops looking for suppliers in China;

- Owners of accounts at a marketplace, such as Amazon, but need a supplier of goods;

- Business entities already having business with Chinese partners but needing legal support and translation services.

- Entities willing to initiate business with Chinese partners and needing consulting services.

- Chinese manufacturers willing to expand their market looking for customers in USA and Europe.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than ouro director and secretary. Mr. Li, our director and Mr. Kraft our secretary, handle the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are had a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at Our business address is North District Sunshine Home Unit 2, Floor 6, Ste. #201, Manzhouli City, Inner Mongolia, China 021400.

GOVERNMENT REGULATION

We do not believe that regulation will have a material impact on the way we conduct our business. We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be subject to common business and tax rules and regulations pertaining to the operation of our business. Because we plan to provide our consulting services for the clients worldwide, we will be also required to comply with all regulations, rules and directives of governmental authorities in any jurisdiction which we would conduct activities.

We do not need a special approvals or license to operate in China. However, our activities in the Internet could be restricted by the regulations of the PRC’s authorities.

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Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have executive offices in China, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and our sole director with voting rights are also located within China. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within China, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and

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with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Moreover, the PRC has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of our internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

Furthermore, the Propaganda Department of the Chinese Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control a particular political ideology. In addition, Ministry of Industry and Information Technology has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. Because many PRC laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement may involve significant uncertainty. In addition, the PRC legal system is a civil law system in which decided legal cases have limited binding force as legal precedents. As a result, in many cases it is difficult to determine the type of content that may result in liability for a Web site operator.

Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside China at its sole discretion. If the PRC government were to take action to limit or eliminate the distribution of information through our Internet platform or to limit or regulate future applications available to users of our platform, our business would be affected.

The State Secrecy Bureau, which is directly responsible for the protection of state secrets of all PRC government and Chinese Communist Party organizations, is authorized to block any Web site it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information. Under the applicable regulations, we may be held liable for any content transmitted on our portal. Furthermore, where the transmitted content clearly violates the laws of the PRC, we will be required to delete it. Moreover, where the transmitted content is considered suspicious, we are required to report such content. We must also undergo computer security inspections, and if we fail to implement the relevant safeguards against security breaches, we may be shut down. In addition, under recently adopted regulations, Internet companies which provide bulletin board systems, chat rooms or similar services, such as our company, must apply for the approval of the State Secrecy Bureau. As the implementing rules of these new regulations have not been issued, however, we do not know how or when we will be expected to comply, or how our business will be affected by the application of these regulations.

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Bymax Corp. is a business consulting company, and we are planning to provide only information content about our business. Moreover, we a re planning to hire an advertising company to promote our services on the Internet. Such companies have specific licenses for the business service promotion within and out of China. We are planning to develop our website and request an ICP (Internet Content Provider) license from the Ministry of Industry and Information Technology (MIIT). We have not obtained a license as of today. We are planning to follow the recommendations of MIIT and apply for a Business ICP Filing license when we complete to develop our website. According to the MIIT, we need about 3 weeks to obtain a Business ICP Filing license.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS.

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now, and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

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HOLDERS

As of the date of this prospectus, the Company had 4,000,000 shares of our common stock issued and outstanding held by two holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

PLAN OF OPERATION

Our cash balance is $7,739 as of October 31, 2020. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on November 13, 2019, through April 30, 2020, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. As of October 31, 2020 we generated $3,700 in revenues and additional revenue anticipated until we completed our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

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If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	20% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$24,000	$60,000	$90,000	$120,000
SEC reporting costs	$10,000	$10,000	$10,000	$10,000
Office	$2,000	$5,000	$6,000	$8,000
Website Development	$2,000	$5,000	$7,000	$8,000
Employees	$-	$15,000	$25,000	$35,000
Equipment and Software	$2,000	$5,000	$10,000	$18,000
Marketing campaign	$-	$12,000	$24,000	$33,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$24,000	$60,000	$90,000	$120,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

We intend to sell business consulting services. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Our plan of operations is as follows:

Office (1st-3d months)

$2,000-$8,000

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To carry out the basic operations we require working premises size of an office sufficient for the director and secretary, who may function as a consultant at times when needed. In case 20% of shares are sold, we may rent the premises mentioned above. To obtain more comfortable environment for our workers and clients we need more office space and need to sell from 50% to 75% of shares. To function and perform all the operations at the higher standard, we need to sell 100% shares to obtain the premises with space enough for waiting lounge, receptionists’ booths, staff rooms and documentation storage.

Website Development (3st-12th months)

$2,000-$8,000

We plan to launch a single page website to provide our customers with information about our services, prices, full contact details. If we manage to sell 20% of shares, we might be able to build a website constructor using simple templates, for instance Wix.com with basic features. In case 50% of shares are sold we might be able to pay for the domain of our single page website, in addition to expand storage space to store explanatory videos for the website. In case we sell 75% shares we plan to order a fully functional website with options to order service by filing out the form the website, as well as to build in an “online consultant” robot to answer frequently asked questions and show support advice for new users. In case we sell 100% shares we are intending to develop a website with 24/7 support for our clients with their secured CRM system and dushboards with useful apps.

Equipment and Software (1st-4th months)

$2,000-$18,000

If we sell at least 20% of shares we plan to purchase a computer with pre-installed software such as, text processor, mail client, web browser (Opera, Google Chrome, Firefox or similar), video call application is expected to meet the needs of the enterprise at the initial stage. If we sell at least 50% of shares we expect to equip our working space regarding our staff duties. We plan to purchase additional laptop and CRM system. If we sell 75% of shares, we are planning to buy additional office furniture, projector and screen for presentation. If we sell 100% shares, we plan to buy a server to process and store our website and all the other information, tablets order to be able to conduct business from the manufactures on-the-go.

Marketing Campaign (5st-12th months)

$12,000-$33,000

We plan to use promotion via direct sales, social networks, blogs and posts which we estimate as $12,000 which can be gathered if 50% of shares are sold. If we manage to sell 75% of shares, we plan to invest into SMM (social media marketing) and SEO optimization. We als plan to spend funds on the exhibitions to promote our services. In case we manage to sell 100% of shares we intend to place advertising web banners or advertising bars on websites of manufacturers, international commercial web communities, websites of trading associations and groups, as well as on social a network, electronic trading platforms such as Amazon, Aliexpress, Taobao and similar. We also plan to implement context advertising through electronic search engines and information platforms such as, Google, Yahoo, Bing, AOL.

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Employees (8st-12th months)

$15,000-$35,000

As we plan to provide consultation services to the clients from other countries, we intend to employ mangers proficient in both langueges, English and Chinese. If we sell at least 50% of shares we are likely to employ at least one manager to initiate operation. The managers duties are likely to reside in processing the requests of our clients. Marketing and advertising are likely to be performed by the officers. To perform translations or solve legal affairs we are likely to employ third parties. If we sell at least 75% of shares we plan to employ managers to process the requests of our clients, a manager to maintain the website and our social web pages, a marketing and advertising manager. Translation and legal affairs are likely to be outsourced or performed by the third parties. If we sell 100% of shares, we plan to employ the full team: managers to process requests of our clients, managers to contact manufacturers, consultants, IT-manager to maintain the website, marketing and advertising manager, translators and mangers specializing in legal affairs.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2020 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $8,000 costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

From Inception on November 13, 2019 to October 31, 2020.

During the period we incorporated the company, prepared a business plan. Our loss since inception was $1,642. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

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We have had $3,700 in revenues since our inception on November 13, 2019, through October 31, 2020. Our activities have been financed from the sales of common stock to our director and secretary for aggregate proceeds of $4,000. From our inception (November 13, 2019) to October 31, 2020, we have raised a total of $4,000 from private offerings of our common stock.

For the six months ended October 31, 2020, we incurred operating expenses of $4,468, consisting of $4,468 of general and administrative expenses.

As of October 31, 2020, we generated $3,700 in revenue against the provision of consulting services. On October 10, 2020, we signed additional consulting service agreement with the total amount of $2,100.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2020, the Company had $7,739 cash and our liabilities were $5,363, comprising $4,796 owed to Longjiang Li, our president and director. As of October 31, 2020, our cash balance was $4,039. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $60,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 3,000,000 shares to our director at a price of $0.001 per share, for net proceeds of 3,000 and 1,000,000 shares of common stocks to our secretary, at a price of $0.001 per share, for net proceeds of $1,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Longjiang Li, our president and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Li has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Li’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $60,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The

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Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $60,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

GOING CONCERN CONSIDERATION

We have generated $3,700 in revenue since inception to October 31, 2020. As of October 31, 2020, the Company had an accumulated deficit of $1,624. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from November 13, 2019 (inception) to April 30, 2020 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name	Age	Positions

Longjiang Li	31	President, Treasurer and Director
Andre Kraft	45	Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Longjiang Li has acted as our President, Treasurer and Director since we incorporated on November 13, 2019. Mr. Li graduated from Shanghai University in 2012 as a Master in International Business. Since 2012 till 2016, he worked as a manager of international business retail department at Shingao International, Ltd (Shanghai, China). Since 2016 till 2019, he worked as the freelance business consultant in retail. He provided the following services:

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marketing research of retail stores in China; chineese marketplaces goods analysys; business consulting services for international entrepreneurs willing to buy goods in China. We believe that Mr. Li’s specific experience, qualifications and skills will enable to develop our business.

Andre Kraft has acted as our Secretary since we incorporated on November 13, 2019. Mr. Kraft graduated from University of Heidelberg in 1999 as a Master of Management. Since 1999 till 2010, he worked as an online retail consultant in Kaufhaus Hlde, GmbH. Since 2010 till 2016 he worked as a senior business consultant at Shingao International, Ltd. Since 2016 till 2019, he worked as the private business consultant in online retail. He worked as a consultatnt for the ecommenrce entrepreneurs from around the world. He prepared marketing analisys of wholesale suppliers in China; prepared product research for the ecommerce projects; prepared listing for the marketplaces; SEO consulting services and online advertising. We believe that Mr. Kraft’s specific experience, qualifications and skills will enable to develop our business.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of director is currently composed of one member, who does not qualifiy as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our president, Mr. Li and our secretary, Mr. Kraft.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such director has

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been performing the functions of such committees. Thus, there is a potential conflict of interest in that director and officer have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Longjiang Li, President, Treasurer, Director	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Andre Kraft, Secretary	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Our officers have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director and secretary compensation for the period from Inception (November 13, 2019) to October 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Longjiang Li	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Andre Kraft	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have not compensated our officer and director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Longjiang Li North District Sunshine Home Unit 2, Floor 6, Ste. #201, Manzhouli City, Inner Mongolia, China 021400	3,000,000 shares of common stock (direct)	100
Common Stock	Andre Kraft North District Sunshine Home Unit 2, Floor 6, Ste. #201, Manzhouli City, Inner Mongolia, China 021400	1,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of October 31, 2020, there were 4,000,000 shares of our common stock issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Longjiang Li and Andre Kraft will not be paid for any underwriting services that they perform on our behalf with respect to this offering.

As of October 31, 2020, we issued a total of 4,000,000 shares of restricted common stock to our president, Longjiang Li (3,000,000 shares) and our secretary, Andre Kraft (1,000,000 shares). Our president and director, Mr. Li, has advanced funds to us. As of October 31, 2020, Mr. Li has advanced to us $4,796. Mr. Li will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Li. Mr. Li will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Li does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Li or the repayment of the funds to Mr. Li. The entire transaction was oral. We have a verbal agreement with Mr. Li that, if necessary, he will loan the company funds to complete the registration process.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a

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substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of April 30, 2020 included in this prospectus and in the registration statement have been audited by ZIA MASOOD KIANI & Co, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURES

ZIA MASOOD KIANI & Co is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

 FINANCIAL STATEMENTS

Our fiscal year end is April 30, 2020. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by ZIA MASOOD KIANI & Co.

Our financial statements from inception to April 30, 2020, immediately follow:

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Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of Bymax Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bymax Corp. ("the Company") as of April 30, 2020, the related statement of operations, stockholder's equity, and cash flows for the period from November 13, 2019 (since inception) to April 30, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2020, and the results of its operations and its cash flows for the period from November 13, 2019 (since inception) to April 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, company had no revenue and observed limited operations from November 13, 2019 (inception) through April 30, 2020 resulted in accumulated deficit of $ 856 as of April 30, 2020. The Company also had not yet completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the its ability to continue as a going concern. Management's plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2020.

Islamabad, Pakistan

Date: July 29, 2020

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Bymax Corp.

BALANCE SHEET

As of April 30, 2020

        APRIL 30, 2020

(Audited)

ASSETS
Current Assets
Cash and cash equivalents	$4,039
Total Current Assets	4,039

Total Assets	$4,039

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related party loan	$895
Total Current Liabilities	895

Total Liabilities	895

Commitments and Contingencies	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid in capital	-
Accumulated deficit	(856)
Total Stockholder’s Equity	3,144

Total Liabilities and Stockholder’s Equity	$4,039

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF OPERATIONS

From November 13, 2019 (Inception) through April 30, 2020

(Audited)

From November 13, 2019 (Inception) through April 30, 2020
OPERATING EXPENSES
General and Administrative Expenses	(856)
TOTAL OPERATING EXPENSES	(856)

NET LOSS FROM OPERATIONS
-
PROVISION FOR INCOME TAXES

NET LOSS	$(856)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	431,507

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From November 13, 2019 (Inception) through April 30, 2020 (Audited)

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity (Deficit)

Inception, November 13, 2019	-	$ -	$ -	$ -	$ -

Issuance of common stock to director	3,000,000	3,000	-	-	3,000
Issuance of common stock to secretary	1,000,000	1,000	-	-	1,000

Net loss	-	-	-	(856)	(856)

Balance April 30, 2020	4,000,000	$ 4,000	$ -	$ (856)	$ 3,144

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CASH FLOWS

From November 13, 2019 (Inception) through April 30, 2020 (Audited)

CASH FLOWS FROM OPERATING ACTIVITIES	From November 13, 2019 (Inception) through April 30, 2020
Net loss	$ (856)
Adjustments to reconcile net loss to net cash from operating activities:

CASH FLOWS FROM OPERATING ACTIVITIES	(856)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	895
Capital Stock	4,000
CASH FLOWS FROM FINANCING ACTIVITIES	4,895

NET CHANGE IN CASH	4,039

Cash, beginning of period	0

Cash, end of period	$ 4,039

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

NOTES TO THE FINANCIAL STATEMENTS

From November 13, 2019 (Inception) through April 30, 2020 (Audited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Bymax Corp.  (“the Company”) was incorporated in the State of Nevada on November 13, 2019. The Company is located in China. Bymax Corp. intends to provide consulting services for marketplaces (for instance, such as Amazon), online shops or internet traders of various goods and produces manufactured in China. We plan to operate as authorized representatives of our clients’ interests throughout the entire territory of China.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from November 13, 2019 (inception) through April 30, 2020.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is April 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2020.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-Based Compensation

As of April 30, 2020, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Equipment

Equipment is stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

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Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. As of April 30, 2020, the Company has generated $0 revenue. Revenue is recognized when the order is completed and approved by the customer.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

We have reviewed all the other recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cashflows.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of April 30, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

Note 4 – FIXED ASSETS

As of April 30, 2020 there was no purchase of equipment.

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Note 5 – RELATED PARTY TRANSACTIONS

During the period from November 13, 2019 (Inception) to April 30, 2020, our sole director has loaned to the Company $895. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $895 as of April 30, 2020.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 30, 2020 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

On March 19, 2020 the Company issued 1,000,000 shares of common stock to a secretary for cash proceeds of $1,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of April 30, 2020.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of April 30, 2020 the Company had net operating loss carry forwards of approximately $856 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at April 30, 2020 was approximately $180. The net change in valuation allowance from November 13, 2019 (Inception) through April 30, 2020 was $180. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2020.  All tax years since inception remain open for examination by taxing authorities.

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The provision for Federal income tax consists of the following:

April 30, 2020
Non-current deferred tax assets:
Net operating loss carry forward	$(180)
Valuation allowance	$180
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended April 30, 2020 as follows:

April 30, 2020
Computed “expected” tax expense (benefit)	$(180)
Change in valuation allowance	$180
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to April 30, 2020, through July 29, 2020, and has determined that it does not have any material subsequent events to disclose in these financial statements, other than shares issuance.

Director and management stay informed about COVID-19 developments generally and ensure it has access to information related to a company’s response to the crisis and how the specific impact on the company is developing as the crisis extends.

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Bymax Corp.

BALANCE SHEET

Three months ended July 31, 2020 (Unaudited)

ASSETS
Current Assets	Three months ended July 31, 2020 (Unaudited)	From November 13, 2019 (Inception) through April 30, 2020
Cash and Cash Equivalents	$4,039	4,039
Total Current Assets	4,039	4,039

Total Assets	$4,039	4,039

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related Party loan	$1,980	895
Total Current Liabilities	1,980	895

Total Liabilities	1,980	895

Commitments and Contingencies	-	-

Stockholder’s Equity
Common Stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding as of July 31, 2020 and from November 13, 2019 (Inception) through April 30, 2020	4,000	4,000
Accumulated Income (Deficit)	(1,941)	(856)
Total Stockholder’s Equity	2,059	3,144

Total Liabilities and Stockholder’s Equity	$4,039	4,039

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF OPERATIONS

Three months ended July 31, 2020 (Unaudited)

Three months ended July 31, 2020

OPERATING EXPENSES
General and Administrative Expenses	(1,085)
TOTAL OPERATING EXPENSES	(1,085)

NET INCOME (LOSS) FROM OPERATIONS	(1,085)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(1,085)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	935,616

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

Three months ended July 31, 2020 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity (Deficit)

Inception, November 13, 2019	-	$ -	$ -	$ -	$ -

Issuance of common stock to director	3,000,000	3,000	-	-	3,000
Issuance of common stock to secretary	1,000,000	1,000	-	-	1,000

Net loss	-	-	-	(856)	(856)

Balance, April 30, 2020	4,000,000	$ 4,000	$ -	$ (856)	$ 3,144

Issuance of common stock for the three months ended July 31, 2020	-	-	-	-	-

Net loss	-	-	-	(1,085)	(1,085)

Balance, July 31, 2020	4,000,000	$ 4,000	$ -	$ (1,941)	$ 2,059

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CASH FLOWS

Three months ended July 31, 2020 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	Three months ended July 31, 2020
Net loss	$ (1,085)
Adjustments to reconcile net loss to net cash from operating activities:	-
CASH FLOWS FROM OPERATING ACTIVITIES	(1,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	1,085
CASH FLOWS FROM FINANCING ACTIVITIES	1,085

NET CHANGE IN CASH	0

Cash, beginning of period	4,039

Cash, end of period	$ 4,039

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

NOTES TO THE FINANCIAL STATEMENTS

Three months ended July 31, 2020 (Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Bymax Corp.  (“The Company”) was incorporated in the State of Nevada on November 13, 2019. The Company is located in China. Bymax Corp. intends to provide consulting services for marketplaces (for instance, such as Amazon), online shops or internet traders of various goods and produces manufactured in China. We plan to operate as authorized representatives of our clients’ interests throughout the entire territory of China.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had $0 revenues for the three months ended July 31, 2020.  The Company currently has income but has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is April 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2020.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-Based Compensation

As of July 31, 2020, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Equipment

Equipment is stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. As of July 31, 2020, the Company has generated $0 revenue. Revenue is recognized when the order is completed and approved by the customer.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

We have reviewed all the other recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

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Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of July 31, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

Note 4 – FIXED ASSETS

As of July 31, 2020 there was no purchase of equipment.

Note 5 – RELATED PARTY TRANSACTIONS

For the three months ended July 31, 2020, our sole director has loaned to the Company $1,085. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $1,980 as of July 31, 2020.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 30, 2020 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

On March 19, 2020 the Company issued 1,000,000 shares of common stock to a secretary for cash proceeds of $1,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of July 31, 2020.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2020 the Company had net operating loss carry forwards of approximately $1,941 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at July 31, 2020 was approximately $408. The net change in valuation allowance for the three months ended July 31, 2020 was $228. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

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The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2020.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	July 31, 2020	April 30, 2020
Non-current deferred tax assets:
Net operating loss carry forward	$(408)	(180)
Valuation allowance	$408	180
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the three months ended July 31, 2020 as follows:

	Three months ended July 31, 2020	April 30, 2020
Computed “expected” tax expense (benefit)	$(228)	(180)
Change in valuation allowance	$228	180
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to July 31, 2020, through October 29, 2020, and has determined that it does not have any material subsequent events to disclose in these financial statements, other than shares issuance.

Director and management stay informed about COVID-19 developments generally and ensure it has access to information related to a company’s response to the crisis and how the specific impact on the company is developing as the crisis extends.

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Bymax Corp.

BALANCE SHEET

October 31, 2020 (Unaudited)

ASSETS
Current Assets	October 31, 2020 (Unaudited)	From November 13, 2019 (Inception) through April 30, 2020
Cash and Cash Equivalents	$7,739	4,039
Total Current Assets	7,739	4,039

Total Assets	$7,739	4,039

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Accounts Payable	$567	-
Related Party loan	4,796	895
Total Current Liabilities	5,363	895

Total Liabilities	5,363	895

Commitments and Contingencies	-	-

Stockholder’s Equity
Common Stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding as of October 31, 2020 and from November 13, 2019 (Inception) through April 30, 2020	4,000	4,000
Accumulated Income (Deficit)	(1,624)	(856)
Total Stockholder’s Equity	2,376	3,144

Total Liabilities and Stockholder’s Equity	$7,739	4,039

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF OPERATIONS

Three and six months ended October 31, 2020 (Unaudited)

	Three months ended October 31, 2020	Six months ended October 31, 2020

REVENUES	$ 3,700	$ 3,700
Gross Profit	3,700	3,700

OPERATING EXPENSES
General and Administrative Expenses	(3,383)	(4,468)
TOTAL OPERATING EXPENSES	(3,383)	(4,468)

NET INCOME (LOSS) FROM OPERATIONS	317	(768)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$ 317	$ (768)

NET LOSS PER SHARE: BASIC AND DILUTED	$ 0.00	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,439,726	1,439,726

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

Three and six months ended October 31, 2020 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity (Deficit)

Balance, April 30, 2020	4,000,000	$ 4,000	$ -	$ (856)	$ 3,144

Issuance of common stock for the six months ended October 31, 2020	-	-	-	-	-

Net loss	-	-	-	(1,085)	(1,085)

Balance, July 31, 2020	4,000,000	$ 4,000	$ -	$ (1,941)	$ 2,059

Issuance of common stock for the three months ended October 31, 2020	-	-	-	-	-

Net income	-	-	-	317	317

Balance, October 31, 2020	4,000,000	$ 4,000	$ -	$ (1,624)	$ 2,376

See accompanying notes, which are an integral part of these financial statements

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Bymax Corp.

STATEMENT OF CASH FLOWS

Six months ended October 31, 2020 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	Six months ended October 31, 2020
Net loss	$ (768)
Adjustments to reconcile net loss to net cash from operating activities:
Accounts Payable	567
CASH FLOWS FROM OPERATING ACTIVITIES	(201)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	3,901
CASH FLOWS FROM FINANCING ACTIVITIES	3,901

NET CHANGE IN CASH	3,700

Cash, beginning of period	4,039

Cash, end of period	$ 7,739

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

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NOTES TO THE FINANCIAL STATEMENTS

Six months ended October 31, 2020 (Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Bymax Corp.  (“The Company”) was incorporated in the State of Nevada on November 13, 2019. The Company is located in China. Bymax Corp. intends to provide consulting services for marketplaces (for instance, such as Amazon), online shops or internet traders of various goods and produces manufactured in China. We plan to operate as authorized representatives of our clients’ interests throughout the entire territory of China.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had $3,700 revenues for the six months ended October 31, 2020.  The Company currently has income but has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is April 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair valuemeasurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2020.

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The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-Based Compensation

As of October 31, 2020, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Equipment

Equipment is stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. As of October 31, 2020, the Company has generated $3,700 revenue. Revenue is recognized when the order is completed and approved by the customer.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

We have reviewed all the other recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of October 31, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

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Note 4 – FIXED ASSETS

As of October 31, 2020 there was no purchase of equipment.

Note 5 – RELATED PARTY TRANSACTIONS

For the six months ended October 31, 2020, our sole director has loaned to the Company $3,901. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,796 as of October 31, 2020.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 30, 2020 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

On March 19, 2020 the Company issued 1,000,000 shares of common stock to a secretary for cash proceeds of $1,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of October 31, 2020.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of October 31, 2020 the Company had net operating loss carry forwards of approximately $1,624 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at October 31, 2020 was approximately $341. The net change in valuation allowance for the six months ended October 31, 2020 was $161. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2020.  All tax years since inception remain open for examination by taxing authorities.

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The provision for Federal income tax consists of the following:

	October 31, 2020	April 30, 2020
Non-current deferred tax assets:
Net operating loss carry forward	$(341)	(180)
Valuation allowance	$341	180
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the six months ended October 31, 2020 as follows:

	Six months ended October 31, 2020	April 30, 2020
Computed “expected” tax expense (benefit)	$(161)	(180)
Change in valuation allowance	$161	180
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to October 31, 2020, through December 29, 2020, and has determined that it does not have any material subsequent events to disclose in these financial statements, other than shares issuance.

Director and management stay informed about COVID-19 developments generally and ensure it has access to information related to a company’s response to the crisis and how the specific impact on the company is developing as the crisis extends.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

BYMAX CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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